EXHIBIT 15.1



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Imation Corp.
     Registrations on Form S-8 and Form S-4


We are aware that our report dated May 4, 1999 on our reviews of the interim consolidated financial statements of Imation Corp. (the Company) for the three months ended March 31, 1999 and 1998, and included in the Company's Form 10-Q for the quarter ended March 31, 1999, is incorporated by reference in the Company's Registration Statements on Form S-8 (Registration Nos. 333-15273, 333-15275, 333-15277 and 333-35591) and on Form S-4 (Registration No.
333-28837). Pursuant to Rule 436(c), under the Securities Act of 1933, this report should not be considered part of the Registration Statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.




                                 /s/PricewaterhouseCoopers LLP

                                    PricewaterhouseCoopers LLP



Minneapolis, Minnesota
May 10, 1999


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